INDEPENDENT AUDITORS' CONSENT                                      Exhibit 23.1

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-38924 on Form S-3 of The AES Corporation of our report dated February 3, 2000 (February 22, 2000, as to the last paragraph of Note 2), appearing in the Annual Report on Form 10-K of The AES Corporation for the year ended December 31, 1999 and to the reference to us under the heading "Experts" in both Prospectuses, which are part of that Registration Statement.


/s/ Deloitte & Touche LLP

McLean, Virginia
June 14, 2000